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                                                              EXHIBIT 23 (j)(ii)

                                 Item 23 (j)(ii)

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 27 to the Registration Statement (Form N-1A No. 2-66073) dated October 30, 2001, of NRM Investment Company of our report dated September 28, 2001, included in the 2001 annual report to shareholders of NRM Investment Company.


                                                    /s/ BEARD MILLER COMPANY LLP






Harrisburg, Pennsylvania
October 29, 2001